EXHIBIT 10.6
DIAMONDROCK HOSPITALITY COMPANY

Relative TSR Performance Stock Unit Agreement

Name of Grantee:_____________________
Target No. of Relative TSR Performance Stock Units Granted: __________ (the “Target Award”)
Grant Date of Award: March __, _______
Performance Measure: Relative Total Shareholder Return (as described in Exhibit A).
Pursuant to the DiamondRock Hospitality Company Amended and Restated 2004 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), DiamondRock Hospitality Company (the “Company”) hereby grants a deferred stock award pursuant to Section 8 of the Plan consisting of the number of Relative TSR Performance Stock Units (“Performance Stock Units”) listed above (the “Award”) to the Grantee named above. Each Performance Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company, subject to the restrictions and conditions set forth herein and in the Plan, and subject to the performance of the Company’s stock relative to the Peer Set (as defined in Exhibit A) as calculated in accordance with Exhibit A (the “Performance Goals”).
1.Definitions
(a)    The following terms shall have the meanings ascribed to them in the Severance Agreement between Grantee and the Company: (i) “Cause,” (ii) “Change in Control,” (iii) “Good Reason,” (iv) “Disability,” and (v) “Retirement.”
2.    Acceptance of Award; Rights as Shareholder.
(a)     The Grantee hereby acknowledges and understands that the Award represents a commitment of the Company to issue shares of Stock in the future, subject to the attainment of the Performance Goals and the receipt by the Company of a fully executed copy of this Agreement.
(b)    The Award shall be settled by transferring to the Grantee a number of shares of Stock based on the Target Award (as adjusted pursuant to Section 3) if, and only to the extent that, the Performance Goals are achieved during the period commencing on the Grant Date (the “Commencement Date”) through, and including, February 27, 20__ (the “Performance Cycle”). The Administrator shall certify after the completion of the Performance Cycle, whether and to what extent the Performance Goals have been met. The actual number of shares of Stock to be issued to the Grantee will vary depending upon the attainment of the Performance Goals, and could be more or less than the Target Award specified above.
(c)    Upon such certification, the relevant number of shares of Stock (less withholding for tax purposes), in the form of fully vested shares of Stock, shall be issued and delivered to, or otherwise registered in book entry in the name of, the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company and shall have all the rights of a shareholder with respect to such shares of Stock. Such vested shares of Stock shall be so issued and delivered to the Grantee no later than one month after the end of the Performance Cycle.
3.    Dividends.
Dividends on the shares of Stock underlying the Performance Stock Units shall not be paid to the Grantee unless and until the Grantee vests in, and is issued, the relevant shares of Stock underlying the Performance Stock Units. The Grantee shall not be entitled to receive dividends with respect to Performance Stock Units that do not vest. Upon the vesting of the Performance Stock Units, the Grantee shall receive an additional number of shares of Stock equal to the dividends paid with respect to such vested Performance Stock Units based on the following assumptions: (i) that the Grantee had received the number of shares of Stock on the Grant Date corresponding to the number of Performance Stock Units in which the Grantee actually vests, and (ii) all of the dividends that would have been paid on such shares of Stock had they been issued on the Grant Date during the period from the Grant Date to the date of vesting were reinvested in Stock on the dividend payment date, utilizing the closing price on the New York Stock Exchange on each date that dividends were paid.
4.    Vesting of Performance Shares.
(a)    Subject to Sections 4(b), 4(c), 4(d) and 4(e), at the end of the Performance Cycle, the Grantee shall vest in the Award to the extent determined in accordance with Exhibit A.
(b)    Subject to Sections 4(c), 4(d) and 4(e), if the Grantee ceases to have any employment or other service relationship with the Company as an employee for any reason prior to the end of the Performance Cycle, the unvested Award shall be cancelled and no Stock shall be issued to the Grantee. The Grantee’s eligibility to receive any shares of Stock in connection with the Award is conditioned on (i) the Grantee’s continuous employment or other service relationship with the Company through the last day of the Performance Cycle and (ii) the attainment of the Performance Goals.
(c)    Notwithstanding anything contained herein to the contrary, the Award shall vest immediately and shall not be cancelled as described in Section 4(b) above if the Grantee’s employment is terminated due to Grantee’s death or Disability. In case of the occurrence of either such event, the actual numbers of shares of Stock to be issued to the Grantee will be determined in accordance with Exhibit A except that the TSR Multiplier shall be deemed to be 100% and such shares of Stock shall be issued as soon as reasonably practicable after such death or Disability.
(d)    Notwithstanding anything contained herein to the contrary, the Award shall be subject to continued vesting and shall not be cancelled as described in Section 4(b) above if the Grantee’s employment is terminated (i) without Cause, (ii) by Grantee for Good Reason or (iii) upon Retirement, and, in all such cases, the Grantee adheres to all restrictions, covenants and promises in the Severance Agreement, including execution and delivery of a general release in accordance with the Severance Agreement. In case of the occurrence of any such event, at the end of the Performance Cycle, the actual number of shares of Stock to be issued to the Grantee will be determined in accordance with Exhibit A except that the TSR Multiplier shall be deemed to be 100%. For the avoidance of doubt, any such continued vesting shall mean that the Grantee does not need to be continuously employed through the end of the Performance Cycle, but the Award will still be paid at the end of the Performance Cycle in accordance with the provisions of Section 2(c) hereof.
(e)    Notwithstanding anything contained herein to the contrary or in Section 3(c) of the Plan, in the event of a Change in Control, the Performance Cycle shall be deemed to have ended on the day immediately preceding the Change in Control and the attainment of the Performance Goals shall be calculated by reference to the Stock Price on the date immediately preceding the Change in Control. However, the actual number of shares of stock determined to be issued to such Grantee shall vest as follows:
(i) Such shares of Stock shall vest as of the date immediately preceding the Change of Control if the surviving or successor entity in the Change in Control does not continue, assume or replace such shares of Stock with a substitute grant with the same intrinsic value; or
(ii) If the surviving or successor entity in the Change in Control continues, assumes or replaces such shares of stock with a substitute grant with the same intrinsic value (“Substitute Stock”), then such shares of Substitute Stock shall vest on the earlier of (x) the last day of the Performance Cycle if the Grantee provides continuous service to the Company or an affiliate or the surviving or successor entity or one of its affiliates until the last day of the Performance Cycle or (y) the date that Grantee’s service to the Company or an affiliate or the surviving or successor entity or one of its affiliates is terminated (A) without Cause, (B) by Grantee for Good Reason, (C) due to Grantee’s death or Disability or (D) upon Retirement; provided, further, such shares of Substitute Stock shall not vest and Grantee will have no right to receive such shares if Grantee is terminated with Cause or Grantee’s employment is terminated by Grantee without Good Reason prior to the end of the Performance Cycle. For avoidance of doubt, Substitute Stock can only have the same intrinsic value if it is in the form of publicly registered stock that is readily traded on a major stock exchange.
5.    Delivery of Stock.
The Company shall not be obligated to deliver any shares of Stock in accordance with the terms of the Award until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with; (ii) the shares have been listed or authorized for listing upon official notice to the national stock exchange on which the Common Stock is traded or have otherwise been accorded trading privileges; and (iii) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s General Counsel, or, in the absence of a Company General Counsel, the Company’s outside legal counsel.

6.    Incorporation of Plan.
Notwithstanding anything herein to the contrary, this Agreement shall be subject to, and governed by, all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
7.    Transferability.
This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. The Award, and any shares of Stock issuable with respect to the Award may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law until (i) the Award has vested as provided in Section 4 of this Agreement and (ii) shares of Stock have been issued to the Grantee. Any attempted disposition of Stock not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares of Stock as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares of Stock.
8.    Tax Withholding.
Upon the settlement of the Award, the Company shall withhold from the shares of Stock to be issued to the Grantee, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum Federal, state and local tax required to be withheld by the Company as a result of such taxable event.
9.    Miscellaneous.
(a)    Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at Grantee’s place of employment, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(b)    This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
DIAMONDROCK HOSPITALITY COMPANY

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:
Grantee’s Signature

Exhibit A

Determination of Relative Total Shareholder Return
The actual number of shares of Stock, if any, to be issued to the Grantee is equal to the Target Award plus an additional number of shares of Stock to reflect dividends paid during the Performance Cycle, determined in accordance with Section 3 of the Relative TSR Performance Stock Unit Agreement (such amount, the “Adjusted Target Amount”) multiplied by the TSR Multiplier (as determined below), subject to a maximum payout of 150% of the Target Award.
For purposes of determining the TSR Multiplier, the following terms shall have the meanings ascribed to them below:
“Company Percentile Ranking” means the rank expressed as a percentile of the Company TSR among the Peer TSR of each of the companies in the Peer Set, determined as follows: If the company TSR equals the Peer TSR of any company in the Peer Set, then the Company’s percentile ranking shall equal the percentile of such company in the Peer Set. If the Company’s TSR does not equal the Peer TSR of any company in the Peer Set, the Company’s percentile ranking shall be determined by linear interpolation between the company in the Peer Set with a Peer TSR immediately below the Company TSR and the company in the Peer Set with a Peer TSR immediately above the Company TSR.

“Company TSR” means the total percentage return per share achieved by the Company’s Stock over the Performance Cycle, assuming contemporaneous reinvestment in the Stock of all dividends and other distributions at the closing price of one share of Stock on the date such dividend or other distribution was paid, based on the Initial Stock Price and the Final Stock Price.
“Final Stock Price” means the Stock Price on the last day of the Performance Cycle.
“Initial Stock Price” means the Stock Price on the Commencement Date.
“Peer Final Stock Price” means the Stock Price on the last day of the Performance Cycle of each company in the Peer Set.
“Peer Initial Stock Price” means the Stock Price on the Commencement Date, of each company in the Peer Set.
“Peer Set” means, each of the following companies:
Ashford Hospitality Trust    Host Hotels & Resorts    RLJ Lodging Trust
Chesapeake Lodging Trust    LaSalle Hotels            Strategic Hotels & Resorts
FelCor Lodging        Pebblebrook Hotel Trust    Sunstone Hotel Investors

If any of such companies ceases to exist at any time during the Performance Cycle, then the Administrator shall make a determination whether to retain the then-remaining Peer Set with such adjustment as the Administrator shall determine or whether to add another company with appropriate adjustment to the calculation of the TSR Multiplier set forth herein.
“Peer Set Rank” means the percentile rank of each company in the Peer Set determined as follows: Each company in the Peer Set will be ranked in order of the Peer TSR determined for such company. The company with the highest rank shall be deemed to have a percentile rank of 100% and the company with the lowest rank shall be deemed to have a percentile rank of 0%. Each of the remaining companies will be assigned a percentile rank equal to (i) (A) 100% divided by (B) the number of companies in the Peer Set less 1, multiplied by (ii) the number of companies below such company in the Peer TSR ranking. For example, if there are nine companies in the Peer Set, then the company with the highest Peer TSR will have a percentile rank equal to 100%, the next highest will have a percentile rank equal to 87.5%, the next highest, 75% and so on so that the company with the second to lowest Peer TSR will have a percentile ranking of 12.5% and the lowest, 0%.

“Peer TSR” means the total percentage return per share achieved by the stock of each company in the Peer Set over the Performance Cycle, assuming contemporaneous reinvestment in such stock of all dividends and other distributions at the closing price of one share of such stock on the date such dividend or other distribution was paid, based on the Peer Initial Stock Price and the Peer Final Stock Price for each company in the Peer Set.
“Stock Price” means, as of a particular date, the average closing price of one share of Company Stock or one share of the stock of each company in the Peer Set, as the case may be, for the 30 consecutive trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).
The TSR Multiplier will be determined in accordance with the chart below.

Company Percentile Ranking	TSR Multiplier
Less than 30th percentile	0%
Equal to 30th percentile	50%
Equal to 50th percentile	100%
Equal to 75th percentile	150%
Greater than 75th percentile	150%

If the Company Percentile Ranking is greater than 30% but less than 75%, then the TSR Multiplier will be determined by linear interpolation based on the nearest lower and nearest higher Company Percentile Ranking and TSR Multiplier in the table above.